JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Schedule 13G (including any amendments thereto) with respect to the Common Stock of Papa Murphy’s Holdings, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this agreement expressly authorizes each other party to this agreement to file on its behalf any and all amendments to such Statement on Schedule 13G. This agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Date:	February 14, 2017

LEP PAPA MURPHY’S HOLDINGS, LLC

By:	/s/ Joseph B. Rotberg
Name: Joseph B. Rotberg
Title: Chief Financial Officer

LEE EQUITY PARTNERS REALIZATION FUND GP, LLC

By:	/s/ Joseph B. Rotberg
Name: Joseph B. Rotberg
Title: Chief Financial Officer

THOMAS H. LEE

By:	/s/ Joseph B. Rotberg
attorney-in-fact